Exhibit 3.11(b)

BY-LAWS

OF

PRO-LINE ATHLETIC EQUIPMENT, INC.

OFFICES

1. The principal office of the corporation shall be located in the City of Birmingham, Alabama. Copies of proceedings of stockholders’ and directors’ meetings shall be kept at the principal office.

STOCKHOLDERS

2. Annual Meeting: The annual meeting of the stockholders of the corporation shall be held each year on the 30th day of January, if not a holiday, and if a holiday, then on the next secular day following, for the purpose of electing directors and the transaction of such other business as may be brought before the meeting.

3. Special Meetings: Special meetings of the stockholders may be called by the President, any Vice-President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon the written request of stockholders owning one-third or more of all outstanding shares of stock entitled to vote at the meeting.

4. Place of Meeting: The Board of Directors may designate any place either within or without the State of Alabama as the place of meeting for any annual or special meeting. In the absence of any designation, all meetings shall be held at the principal office of the corporation.

5. Notice of Meeting: Written or printed notice stating the place, day and hour of the meeting shall be given before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each stockholder of record entitled to vote at such meeting. Such notice shall be delivered not less than ten (10) days before the date of the meeting. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless thirty (30) days notice of such meeting shall have been given in the manner prescribed in this section. In case of a special meeting or an annual meeting at which special action is to be taken, such notice shall also state the purpose(s) for which the meeting is called or the special action which is proposed to be taken. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the stock transfer books of the corporation with postage thereon prepaid. If given personally, such notice shall be deemed to have been delivered when handed to the stockholder or left at his/her place of business or his/her residence.

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6. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are presented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

7. Proxies: A stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his/ her duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

8. Voting of Shares: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, excepted to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

9. Informal Action by Stockholders: Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders.

BOARD OF DIRECTORS

10. Operations: The business and affairs of the corporation shall be managed by the Board of Directors.

11. Number, Tenure and Qualifications: There shall be One (1) or more directors of the corporation. The directors shall be elected at the annual meeting of stockholders and shall hold office for one year until the next annual meeting of the stockholders and until their successors have been elected and qualified. The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Alabama and or stockholders of the corporation.

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12. Annual and Other Regular Meetings: The regular annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of stockholders, without necessity of notice of such meeting. The Board may provide for the holding of additional regular meetings at such places either within or without the State of Alabama and at such time as the Board of Directors by resolution may determine, and if so determined no further notice thereof need be given.

13. Special Meetings: Special meetings of the Board may be called by the Chairman of the Board, or by the President, or by any Vice-President, or by any two directors. The person(s) authorized to call a special meeting of the Board shall fix the place, either within or without the State of Alabama, and the date and time for holding any such meeting.

14. Notice: Notice of any special meeting shall state the date, time, and place of the meeting and the purpose(s) for which the meeting is called and may be given under any one of the following methods:

(a) By written notice at least 48 hours in advance of such meeting, delivered in person or by leaving such notice at the place of business or residence of such director, or by depositing such notice in the United State mail, postage prepaid, addressed to the director at his/her address as it appears on the records of the Secretary of the corporation;

(b) Verbally in person or by telephone at least 24 hours in advance of such meeting by communication with the director in person or by telephone;

(c) By telegram delivered to the telegraph company at least 24 hours in advance of such meeting.

15. Quorum: A majority of the directors shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting which may be held on a subsequent date without further notice provided a quorum shall be present at such deferred meeting.

16. Manner of Acting: The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, Certificate of Incorporation, or the By-Laws.

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17. Vacancies: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his/her predecessor. Any directorship to be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

18. Waiver of Notice: Any notice required to be given under the provisions of these By-laws or otherwise may be waived by the stockholder or director to whom such notice is required to be given.

OFFICERS

19. Election: The officers of the corporation shall be elected by the Board of Directors and shall be a President, Vice-President, a Secretary and a Treasurer who may all be the same person. The Board of Directors may also choose a Chairman of the Board of Directors, additional Vice-Presidents, an Assistant Secretary and an Assistant Treasurer. The Secretary and Treasurer may be the same person, and the President or Vice-President may hold, at the same time, the office of Treasurer.

20. Election and Term of Office: The officers shall be elected by the Board of Directors at the annual meeting of the Board, except an officer elected to fill a vacancy, shall be elected in the manner provided in Section 22. If the election of officers shall not be held at such annual meeting, such election shall be held as soon thereafter as practical. Each officer shall hold office until his/her successor shall have been duly elected and qualified or until his/her death, resignation or removal in the manner hereinafter provided.

21. Removal: Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the majority of all the directors.

22. Vacancies: A vacancy in any office on account of death, resignation, removal, disqualification, or otherwise, may, at any regular or special meeting, be filled by the Board for the unexpired portion of the term.

23. Chairman of the Board of Directors: In the event the Board of Directors shall elect a Chairman of the Board of Directors, the Chairman shall preside at all meetings of stockholders and directors. Except, where by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts and other instruments of the corporation which may be authorized by the Board of Directors.

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24. President: The President shall be the chief executive officer of the corporation and shall have general supervision of all the business and affairs of the corporation; see that all orders and resolution of the Board are carried into effect; sign all stock certificates, contracts and other instruments of the corporation which may be authorized by the Board of Directors; and, perform all other duties as are incident to the office of President or as may be assigned to him/her by the Board of Directors. In the absence of, or if there be no Chairman of the Board, the President shall preside at all meeting of the stockholders and directors.

25. Vice-Presidents: The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have such powers and shall perform such duties as may be assigned to him/her by the Board of Directors.

26. Secretary: The Secretary shall attend all sessions of the Board and all meetings of the stockholder and record all votes and the minutes of all proceedings in a book to be kept for that purpose; see that all notices are given in accordance with the provisions of these By-Laws or as required by law; keep the seal of the corporation in safe custody, and, when authorized by the Board of Directors, he/she shall affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his/her signature; sign with the President, or any Vice-President, all stock certificates to be issued; and perform such other duties as may be assigned to him/her by the Board of Directors or President.

Any Assistance Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be assigned to him/her by the Board of Directors or President.

27. Treasurer: The Treasurer shall, be the chief financial officer of the corporation; have custody of all funds and securities of the corporation; keep full and accurate accounts of receipts and disbursements; deposit all monies and valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements; render to the President and Board whenever they may require it an account of his/her transaction as Treasurer and of the financial conditions of the corporation; and perform such other duties as may be assigned to him/her by the Board of Directors.

Any Assistance Treasurer shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be assigned to him/her by the Board of Directors or President.

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28. Delegation of Duties: In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate any or all of the powers or duties to any officer to any other person(s) provided a majority of the entire Board concurs therein.

STOCK

29. CERTIFICATES OF STOCK: Stock certificates shall be in such form as may be determined by the Board of Directors and as will comply with the applicable statues. Stock certificates shall be signed by the President or any Vice-President and by the Secretary or Assistant Secretary. All stock certificates shall be consecutively numbered.

No stockholder shall have the rights to sell his/her stock to anyone without first giving the corporation and all the present stockholders first right of refusal of any bona fide offer.

30. Stock Transfers: Transfers of stock shall be made on the books of the corporation only by the holder of record or by his/her legal representative, or by his/her attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

31. Registered Stockholders: The corporation shall be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Alabama.

32. Lost Certificates: In case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

33. DIVIDENDS: Subject to the laws of the State of Alabama, the Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, except when the corporation is insolvent, or when the payment thereof would render the corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

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34. SEAL: The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the word “SEAL”, and the state of incorporation.

35. FISCAL YEAR: The fiscal year shall begin on the date of incorporation and end on the last day of any month, no longer than twelve (12) months from the first day of the month in which the corporation was organized, as the Board of Directors may select. Thereafter, the fiscal year shall cover a full twelve-month period.

36. AMENDMENTS: The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors unless reserved to the stockholders by the Certificate of Incorporation; provided, however, that without first obtaining the approval of the stockholders, the Board of Directors may not alter, amend or repeal any By-Law establishing the number of directors, the time or place of stockholders’ meetings, or what constitutes a quorum at such stockholders’ meeting.

ADOPTED by the stockholders on this the 30th day of January, 1995.

/s/ PHILIP LEE DOYLE
Philip Lee Doyle